Exhibit 32.1

ICONIX BRAND GROUP, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Iconix Brand Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2015 (the “Report”), I, F. Peter Cuneo, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ F. Peter Cuneo
F. Peter Cuneo
Interim Chief Executive Officer

Date: November 13, 2015